EXHIBIT 99.C6.1


                                  EXHIBIT 10(a)
               Written Consent of Sutherland, Asbill & Brennan LLP

                               S.A.&B. letterhead



                                            April 20, 1998



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, FL 33770

           RE:  WRL Series Annuity Account
                File No. 333-24959


Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-24959) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN LLP



                                            By:  /s/ STEPHEN E. ROTH
                                                 -------------------
                                                 Stephen E. Roth